EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in a Registration Statement of JumboSports Inc. on Form S-8 pertaining to the 1989 Stock Incentive Plan, and in a Registration Statement of JumboSports Inc. on Form S-8 pertaining to the 1996 Stock Incentive Plan of our report dated March 22, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of JumboSports Inc. for the year ended January 30, 1998.



DELOITTE & TOUCHE LLP
Tampa, Florida
April 24, 1998